DynCorp Management Incentive Plan

               Amended and Restated as of DynCorp Fiscal Year 1999

I.       PURPOSE

         The purpose of the Management Incentive Plan (the Plan) is to reward and motivate key employees, who have significant impact on the Company strategy, performance and profitability, for the achievement of pre-established, measurable objectives which directly impact the financial performance of DynCorp and increase shareholder value.


II.      GENERAL DESCRIPTION

         At the beginning of the Plan Year, DynCorp and organizational financial objectives, individual objectives and target incentive award levels will be established and confirmed in writing for each Plan participant.

         At the conclusion of the Plan Year, the achievement of the specified financial objectives and individual objectives will be scored and weighted for each participant according to established formulae to determine the actual incentive amount to be awarded.


III.     ELIGIBILITY

         Senior and mid-level managers and employees in Salary Band 4 and selected individuals in Salary Grades 10-14 who have at least six months service during the Plan Year, will be eligible for participation in the Plan. Inclusion of individuals with less than six months service must be approved as an exception to the Plan.

         With the exception of disability, retirement or death, participants must be employed (on the active payroll) on the date the awards are paid in order to receive an incentive award. However, at its sole discretion, the Compensation Committee may make an award to a former employee, or to the former employee's estate, in such amount as is deemed appropriate.

         Participation in the Plan precludes eligibility for participation in any other annual cash incentive plan(s) provided by the Company.


IV.      RESPONSIBILITIES

         A. The Senior Vice President, Human Resources and Administration, is responsible for administering the Plan.

         B. The Presidents of SBA's and standalone businesses, Band 2 and other appropriate Corporate executives are responsible for confirming Plan participants, recommending individual target award levels, recommending SBA, SBU and other financial performance objectives, recommending appropriate individual performance objectives for Plan participants from their respective organizations or functions, evaluating participant performance, submitting financial results at the end of the Plan Year for SBA, SBU, and other financial metrics approved at the beginning of the Plan Year, and recommending individual incentive award amounts.

         C. The DynCorp Chief Financial Officer (CFO) is responsible for reviewing SBA, SBU and other financial performance objectives recommended by the Presidents and informing the CEO of his concurrence with the recommended measurements or proposing alternative financial measurements more applicable to specific SBAs or SBUs and for concurring with the calculations of actual financial performance used to determine actual award amounts.

         D. The Chief Executive Officer (CEO) is responsible for approving Plan participants, individual target award levels and financial and individual objectives. Further, the CEO is responsible for recommending DynCorp financial objectives, deviations from the Plan and actual incentive payments.

         E. The Compensation Committee of the Board of Directors (the Committee) is responsible for amending the Plan, approving DynCorp financial objectives, deviations from the Plan and actual incentive payments.


V.       DEFINITIONS

         A.       Award Pool

                  The  dollar   amount   available  for  payment  of  Management
                  Incentive awards.

         B.       Base Salary

                  The base annual salary rate of a participant as of April 1 of the Plan Year or, if later, the time the individual is approved as a participant for a given year, exclusive of overtime, per diem, bonuses or any other premiums, special payments or allowances.

         C.       Days Sales Outstanding (DSO)

                  Days Sales Outstanding as defined in DynCorp Finance Policy Statement PS505, as in effect at the beginning of the fiscal year during which performance is measured for Plan purposes.

         D.       EBIDTA

                  Earnings of DynCorp before deductions for interest, taxes, depreciation, amortization, discontinued operations and merger/acquisition costs, as recorded on the books and records of the Corporation.

         E.       Earnings per Share (EPS)

                  Diluted Earnings Per Share, per GAAP, assuming the treasury stock method, calculated by dividing the income available to common shareholders for the fiscal year by the fully diluted shares outstanding at the end of the fiscal year.

         F.       Operating Profit

                  Earnings of the applicable organizational unit (i.e. SBA, SBU, business, division, subsidiary or group, etc.) after ESOP and after all accruals, but before the Corporate G&A Expense, Interest and Dividend Income, Interest Expense, Net Asset Allocation and Taxes on Income.

         G.       Plan Year

                  The fiscal year of DynCorp.

         H.       Revenue

                  Revenue as recorded in accordance with DynCorp Finance Policy Statement PS510 and as in effect at the beginning of the fiscal year during which performance is measured for Plan purposes and as reported in the Company's consolidating financial statements after audit adjustments, if any.

         I.       Return on Net Assets (RONA)

                  Return on Net Assets as defined in accordance with DynCorp Finance Policy Statement PS505, as in effect at the beginning of the fiscal year during which performance is measured for Plan purposes.

         J.       Strategic Business Area  (SBA)

                  A group of DynCorp organizational units responsible to a presiding officer who reports directly to the CEO of DynCorp or a DynCorp Senior Vice President.

          K.       Strategic Business Unit

                  One or more DynCorp organizational units (excluding joint ventures) responsible to an officer or manager who reports directly to the presiding officer of an SBA.

          L.       Target Award

                  The dollar amount that a participant is eligible to receive if the combined weighted performance against DynCorp, organizational unit and individual objectives equals an overall achievement level of exactly 100%.

          M.       Target Percentage

                  The percentage of Base Salary which is payable to a participant if combined weighted performance against DynCorp, organizational unit and individual objectives equals an overall achievement level of exactly 100%.

          N.       Threshold

                  The level of performance level required before an award is paid. For Plan purposes the threshold performance level is 75% of objectives. The threshold is applied at three levels.

                  o If performance against any single objective is less than 75%, then the portion of the award based on performance against that objective is not paid.

                  o        If   combined   weighted   performance   against  the
                           applicable financial objective(s) is less than 75% in the aggregate, then no award is paid.

                  o        If  combined   weighted   performance   against  both
                           financial and individual objectives is less than 75% in the aggregate, then no award is paid.


VI.      FUNDING

         At the beginning of the Plan Year executive management establishes, subject to approval by the Committee, the amount of the total bonus award pool which includes the payment of Management Incentive Plan awards for that year. This amount represents the maximum amount that can be paid to bonus participants unless Plan financial performance exceeds Plan financial objectives. The definition of Plan financial objectives is those organizational financial metrics approved by the CEO or Compensation Committee at the beginning of the Plan Year.

         The Award Pool will be accrued ratably on a monthly basis during the Plan Year. The accrual amount will be reviewed quarterly and adjusted as necessary to reflect the most recent projections of actual financial performance versus budgeted performance and additions to, deletions from or other changes in Plan participation.

VII.     AWARDS

         Target Awards ranging from 10% to 30% (in 5% increments) of Base Salary will be established for each participant at the beginning of each Plan Year. These targets will be divided into financial and individual performance components and weighted as shown below in Table 1.


                                     TABLE 1
                 Weighting of Performance Measurement Components


                                                                                                 Unit/Site/
                              DynCorp       SBA Financial   SBU Financial       Division          Contract
Participant Profile          Financial       Performance     Performance       Financial         Financial        Individual
                            Performance                                       Performance       Performance       Performance


Band 4 - Corporate              80%                                                                                   20%


Grades 10-14 - Corporate        60%                                                                                   40%

Band 4 and Grades 10-14
- SBA Staff Support             20%              60%                                                                  20%

Band 4 and Grades 10-14
- SBU Oprns/Staff Support                        20%             60%                                                  20%

Band 4 and Grades 10-14
- Div Oprns/Staff Support                                        20%              60%                                 20%

Grades 10-14
Unit/Site/Contract                                                                20%               60%               20%
Oprns/Staff Support


         Target award recommendations will be submitted for review and approval in accordance with procedures established by the Senior Vice President, Human Resources and Administration, to achieve the approvals described in Section IV of the Plan.

         At the end of the Plan Year, performance against pre-established financial and individual objectives, as described in Section VIII, will be calculated to develop financial and individual performance factors. These factors will reflect the level, expressed as a percentage, of attainment of each objective. These performance factors will be multiplied by the appropriate weighting for each objective

         The results of these calculations then will be added to determine the percentage of the Target Award payable to each participant. Payment of the calculated award is subject to performance exceeding Threshold performance as described in Section V. (Exhibit I of the Plan shows detailed examples of award calculations.)

         A bonus due to a participant hired after the beginning of the Plan Year will be prorated based upon the number of months employed by the Company as a percentage of the full year.

         With the exception of disability, retirement or death, participants must be employed (on the active payroll) on the date the awards are paid in order to receive an incentive award. However, at its sole discretion, the Compensation Committee may make an award to a former employee, or to the former employee's estate, in such amount as is deemed appropriate.

  VIII.  PERFORMANCE MEASUREMENT COMPONENTS

         In order to reinforce the importance of DynCorp managers achieving a balanced performance against financial and non-financial criteria, incentive awards under the Plan will be based on team and individual achievements in two or more of the following three areas:

         A.       The Financial Performance of DynCorp:

                  DynCorp's financial success is the key determinant of its ongoing viability as an independent business entity. In recognition of this, a portion of each Corporate and SBA level participant's award will be based on DynCorp's success against its financial objective.

                  This objective, which will be recommended by the CEO and approved by the Committee at the beginning of each Plan Year, may be comprised of one or more financial measurements. The measurement may be changed each Plan Year to properly reflect DynCorp's strategic objectives. Further, the financial objective will be established at a level that will require above average performance from the management team to achieve it.

         B.       The Financial Performance of the Organizational Unit:

                  For non-Corporate participants, the financial performance of the SBA, SBU or other organizational unit in which they have the most direct control and accountability, will be given the heaviest weighting in order to motivate and reward participants for financial achievements.

                  Financial objectives established for each SBA and SBU will be measurable and consistent with the overall strategic goals of the SBA. SBA and SBU financial objectives generally will be expressed in terms of RONA, Revenue, Operating Profit and/or DSO. Moreover, as with the DynCorp financial objective, they will be established at a level that will require above average performance from the management team to achieve them.

         C.       The Individual Performance of the Participant:

                  Individual performance will be measured in terms of performance against pre-established objectives and the participant's manager's subjective judgment of overall individual performance. Performance against objectives must comprise at least 50% of the individual performance factor.

                  Individual objectives should be established according to the following guidelines:

                  1. Each participant will have 4-6 written objectives that have been jointly agreed to by the participant and the participant's supervisor.

                  2. Objectives will evolve from, respond to and/or reflect the Company objectives established and communicated by the CEO. Objectives covering the following areas will typically be included:

                               o        Key operational objectives
                               o        Human resources management
                               o        Quality and process improvement
                               o        Business development
                               o        Customer satisfaction

                  3. Objectives will be both quantitative and qualitative in nature and will include non-financial as well as appropriate financial related goals.

                  4. Objectives will be highly measurable and within the control of the participant.


IX.      AWARD DETERMINATION

         Awards will be calculated by:

         1) multiplying the appropriate Financial and Individual Performance Factors by the weighting assigned to corresponding performance components as determined in Table 1 above,

         2) adding the resulting percentages together to determine a composite percentage that represents overall achievement against expectations, and

         3) then multiplying the target award amount by the composite percentage.

         The award payable for any single component for any participant may range from 0 to 150% of the established arget amount for the component.

         Actual award amounts will be rounded to the nearest $100.00.

         If the performance achievement level on any of the approved financial performance factors falls below the Threshold level, the participant will not generally receive an award for that component. However, the CEO may on a discretionary basis recommend the payment of an award where unusual or extraordinary circumstances contributed to the below Threshold performance. If the combined weighted achievement level for all applicable financial performance measurements is less than the Threshold level, the award for the individual performance component shall also be at the discretion of the CEO and the Committee.

         Should a participant transfer to another organization during the Plan Year, the final award will be jointly determined and prorated for the time spent in each organization.

         All incentive awards proposed under the Plan are subject to the approval of the CEO and the Committee, who may at their discretion adjust the amounts to be awarded in order to reflect exceptional performance, performance that falls below objectives, or other performance factors that affect or potentially affect the ability of the Company or any of its units to meet its business and financial goals.


X.       YEAR-END ADMINISTRATION

         Initial award recommendations will be calculated at the SBA and Corporate levels and submitted in accordance with procedures established by the Senior Vice President, Human Resources and Administration, for Company level consolidation and submission to the CEO. Documentation of objectives, accomplishments and individual evaluations will be required to be submitted along with the individual award recommendations. Financial performance will be reviewed by the CFO as soon as the results for the Plan Year are available. Initial actual award recommendations will be adjusted as necessary based on this review to reflect the actual financial performance. The adjusted recommendations will be submitted by the CEO to the Committee for approval.

         Payments will be made in cash, net of applicable witholdings, as soon as practical following the Compensation Committee meeting, normally held in March following final year-end closing.

         Nothing in the Plan or in any action taken hereunder shall affect the Company's right to terminate at any time and for any reason the employment of any employee who is a participant in the Plan.

                                   Exhibit I

The following examples illustrate how the Plan formula will be applied to calculate the incentive award for a Grade 10-14 Corporate and SBU Operations employees.

A. Sample Award Calculation:   Corporate

   Target formula:

        0.60 DynCorp Financial Performance + 0.40 Individual Performance = 1.00


        ASSUMPTIONS:


           Base Salary                                     $75,000

           Target Award Percentage                                       15%

           Target Award                                  $  11,250

           Company Financial Performance Factor                          80%
              (actual EPS $1.60 / EPS Objective $2.00)

           Individual Performance Factor                                 90%


                                 Award Calculation

                            Performance                   % of Component
       Component               Factor      Weighting     Target % Payable

       Company Financial
       Performance              80%    X      80%     =       64%            +

       Individual
       Performance              90%    X      20%     =       18%            =


                 Percent of Total Target Award Payable  =            82%

       Actual Award Amount = 82% of $11,250 = $9,225  (Rounded to $9,200)

B. Sample Award Calculation:  SBU Operations

   Target formula: .20 SBA RONA Performance + .30 SBU RONA Performance + .30 SBU Revenue Performance + 0.20 Individual Performance = 1.0

    ASSUMPTIONS:


      Base Salary                                  $  100,000

      Target Award Percentage                                           25%

      Target Award                                $    25,000

      SBA Financial Performance Factor                                  80%

      SBU RONA Performance Factor                                      100%

      SBU Revenue Factor                                               110%

      Individual Performance Factor                                     75%



                      Award Calculation

                      Performance                        % of Component
        Component       Factor             Weighting     Target % Payable
      SBA Financial
       Performance       80%       X         20%       =        16%          +

        SBU RONA
       Performance      100%       X         30%       =        30%          +

      SBU Revenue
       Performance      110%       X         30%       =        33%          +

      Individual
      Performance        75%       X         20%       =        15%          =


            Percent of Total Target Award Payable  =            94%

       Actual Award Amount = 94% of $23,500= $23,500 (No rounding required)